UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ANSWERS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

July 27, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Answers Corporation, to be held on Wednesday, September 15, 2010. The Annual Meeting will begin promptly at 1:30 p.m., local time, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036.

We are pleased this year to furnish proxy materials to our stockholders over the Internet, as allowed by the U.S. Securities and Exchange Commission (SEC) rules. We believe that this will expedite our stockholders’ receipt of proxy materials, while also lowering the costs of delivering materials to stockholders and reducing the environmental impact of printing and mailing.

To ensure your representation at the Annual Meeting, you are urged to vote by proxy using one of the following methods:

1.
Vote via the Internet or telephone pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials, or in the proxy card, as applicable, that we will mail no later than August 1, 2010 to holders of voting securities as of the record date; or

2.
Request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and complete, date, sign and return the proxy card that you will receive in response to your request.

The Notice of Annual Meeting and Proxy Statement on the following pages contain information about the official business of the Annual Meeting. Your vote is important. Whether or not you expect to attend, please vote your shares now. If you decide to attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares in person. This Proxy Statement and our 2009 Annual Report are also available at http://ir.answers.com. We encourage you to read our Annual Report. It includes our audited financial statements and provides important information about our business.

We plan on broadcasting the Annual Meeting live on the Internet. To access the Webcast, please visit http://ir.answers.com where a link will be posted a few days in advance of the Annual Meeting. The Webcast will be available at this site, through the same link, following the Annual Meeting.

Thank you for your ongoing support of Answers Corporation. We look forward to seeing you at our Annual Meeting.

Sincerely yours,

/s/ Robert S. Rosenschein

Robert S. Rosenschein
Chairman of the Board
and Chief Executive Officer

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	1:30 p.m., local time, on Wednesday, September 15, 2010

Place
Offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036.
We are pleased to offer a live webcast of our Annual Meeting on the investor relations section of our Web site, at http://ir.answers.com.

Items of Business
(I) To elect three Class III directors to hold office for a three-year term or until their respective successors are elected and qualified;

(II) To amend the Company’s 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 1,600,000 shares to 1,750,000 shares;

(III) To ratify the appointment by the Company’s Board of Directors of Somekh Chaikin, a member of KPMG International, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(IV) To consider such other business as may properly come before the meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	Stockholders of record at the close of business on July 19, 2010 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Voting
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to read the attached proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Questions and Answers About the Meeting beginning on page 4 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Other Materials	You are encouraged to review our 2009 Annual Report to Stockholders, containing financial statements for the year ended December 31, 2009. Please refer to our Notice of Internet Availability of Proxy Materials to find out the ways you can review this report.

In addition, for ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during ordinary business hours at the offices of the Company, 237 West 35 Street, Suite 1101, New York, New York 10001.

By Order of the Board of Directors,

/s/ Caleb A. Chill
Caleb A. Chill
VP General Counsel & Corporate Secretary
New York, NY
July 27, 2010

 ii

QUESTIONS AND ANSWERS ABOUT THE MEETING................................................................................................................................................................	4

WHO CAN HELP ANSWER YOUR QUESTIONS............................................................................................................................................................................	7

PROPOSAL NO. 1: ELECTION OF DIRECTORS...............................................................................................................................................................................	8

CORPORATE GOVERNANCE...	11

DIRECTOR COMPENSATION...	15

PROPOSAL NO. 2: PROPOSED AMENDMENT TO THE COMPANY’S 2005 INCENTIVE COMPENSATION PLAN........................................................	16

PROPOSAL NO. 3: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..............................................................	17

AUDITORS...	18

AUDIT COMMITTEE REPORT...	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY..................................................................	20

EXECUTIVE OFFICERS...	22

EXECUTIVE COMPENSATION AND RELATED MATTERS.......................................................................................................................................................	23

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................................................................................................................................	33

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS...................................................	33

HOUSEHOLDING...	34

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS	34

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.................................................................................................................................	34

OTHER MATTERS...	34

WHERE YOU CAN FIND MORE INFORMATION..........................................................................................................................................................................	34

 iii

ANSWERS CORPORATION
237 WEST 35TH STREET
SUITE 1101
NEW YORK, NEW YORK 10001

PROXY STATEMENT

This Proxy Statement contains information related to our Annual Meeting of Stockholders to be held on Wednesday, September 15, 2009, beginning at 1:30 p.m., local time, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, and at any adjournments or postponements thereof. This Proxy Statement is being made available to stockholders on or about July 27, 2010.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Why am I receiving these materials?

A:
Our board of directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at our 2010 Annual Meeting of stockholders, which will take place on Wednesday, September 15, 2010 at 1:30 p.m. local time, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q:	Why did I receive a notice in the mail about the Internet Availability of Proxy Materials instead of a full set of proxy materials, as was the case in past years?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2009 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, they will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	How do I access the electronic versions of the proxy materials?

A:
The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and how to instruct us to send our future proxy materials to you electronically by email. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What is the record date for the Annual Meeting?

A:	The board of directors has set July 19, 2010 as the record date for the Annual Meeting (the “Record Date”) to determine what shares are eligible to vote.

Q:	Who is making this proxy solicitation?

A:
This proxy statement is furnished to holders of the Company’s common stock, Series A Convertible Preferred Stock (“Series A Preferred Stock”) and Series B Convertible Preferred Stock (“Series B Preferred Stock”), as of the Record Date, as part of the solicitation of proxies by the Company’s board of directors for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Q:	What am I being asked to vote on at the Annual Meeting?

A:	At the Annual Meeting, holders of our common stock, Series A Preferred Stock and Series B Preferred Stock, will vote together as a single class and on an as-converted basis on:

•	a proposal to elect three Class III directors to hold office for a three-year term or until their respective successors are elected and qualified;
•	a proposal to amend the Company’s 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 1,600,000 shares to 1,750,000 shares; and
•
a proposal to ratify the appointment by our board of directors of Somekh Chaikin, a member of KPMG International, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:           How does the Company’s board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares “FOR” the approval of the three proposals mentioned above.

Q:           What vote is required to approve each proposal?

A:
For the election of directors, the nominees who receive the highest number of votes will be elected as directors.  All other proposals require the affirmative “FOR” vote of a majority of those voting shares present in person or represented by properly executed proxies and entitled to vote at the Annual Meeting.

Q.	What is the quorum requirement with respect to the Annual Meeting?

A:	The presence, in person or by properly executed proxy, of the holders of a majority of the voting shares entitled to vote at the Annual Meeting will constitute a quorum.

Q:	Under what circumstances will the Annual Meeting be adjourned?

A:
Although it is not expected, the Annual Meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum.  Any adjournment may be made without notice, other than by an announcement made at the Annual Meeting, by the affirmative vote of a majority of the voting shares present in person or by properly executed proxy at the Annual Meeting.

Q:	What shares can be voted at the Annual Meeting?

A:
All shares of the Company’s common stock that you own as of the Record Date may be voted by you.  You may cast one vote per share of the Company’s common stock that you held on the Record Date.  These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

All issued and outstanding shares of Series A Preferred Stock may be voted on an as converted basis with the shares of common stock.  As of the Record Date, 60,000 shares of Series A Preferred Stock are issued and outstanding and are convertible into 1,356,785 shares of common stock, meaning the holders of Series A Convertible Preferred Stock have 1,356,785 votes.

All issued and outstanding shares of Series B Preferred Stock may be voted on an as converted basis with the shares of common stock.  As of the Record Date, 70,000 shares of Series B Preferred Stock are issued and outstanding and are convertible into 1,272,727 shares of common stock, meaning the holders of Series B Preferred Stock have 1,272,727 votes.

Q:           What is the difference between a holder of record and a beneficial owner of the Company’s common stock?

A:
Most of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name.  As summarized below, there are some distinctions between shares held as a holder of record and those beneficially owned.

Holders of Record

If your shares of the Company’s common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the holder of record, and these proxy materials are being sent directly to you by the Company.  As the holder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.  We have enclosed a proxy card with this proxy statement for you to use.

Beneficial Owners

If your shares of the Company’s common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials will be accessible by you pursuant to the instructions included in the Notice. Proxy materials that are requested, pursuant to the instructions in the Notice, may be forwarded to you by your broker or nominee who is considered, with respect to those shares, the holder of record.  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting.  However, since you are not the holder of record, you may not vote these shares in person at the Annual Meeting.  Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares.  You may also vote by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

Q:           How can I vote my shares in person at the Annual Meeting?

A:
Shares of the Company’s common stock, Series A Preferred Stock or Series B Preferred Stock held directly in your name as the holder of record may be voted in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card or proof of identification.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.  Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the holder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting by telephone or by completing and mailing your proxy card or voting instruction card in the enclosed postage pre-paid envelope.  You may also be able to direct your vote via the Internet.  Please refer to the enclosed materials for details.

Q:           Can I change my vote after I have voted by proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting by revoking your proxy.

If you are a holder of record of the Company’s common stock, Series A Preferred Stock or Series B Preferred Stock, you may revoke your proxy by:

•	attending the Annual Meeting and voting your shares in person at the Annual Meeting. Your attendance at the Annual Meeting alone will not revoke your proxy — you must also vote at the Annual Meeting;

•	filing an instrument in writing with the Secretary of the Company stating that you would like to revoke your proxy; or

•	filing another duly executed proxy bearing a later date with the Secretary of the Company so that it arrives prior to the Annual Meeting.

You should send your revocation or new proxy card to the Company’s Secretary at Answers Corporation, 237 West 35th Street, Suite 1101, New York, NY 10001.

If you are a beneficial owner of the Company’s common stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:           What is a broker non-vote?

A:
When shares are held in “street name”, a broker non-vote may occur when a bank or brokerage firm does not vote on a proposal because it does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. A broker non-vote is counted for the purpose of determining whether a quorum is present. While brokers may vote your shares for some “routine matters” that properly come before the meeting (such as the ratification of Somekh Chaikin, a member of KPMG International, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010), recent SEC rules have eliminated broker discretionary voting for the election of directors. This means that your broker is unable to vote for directors on your behalf without receiving specific voting instructions to that effect. We encourage you to provide instructions so that your shares will be counted in the election of directors.

Q:	What does it mean if I receive more than one proxy card or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card you receive.

Q:           Who will count the votes?

A:           Votes will be counted by the independent inspectors of election appointed for the meeting.

Q:           Who pays for the solicitation of proxies?

A:
We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, by Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in our Current Report on Form 8-K within four business days after the date of the Annual Meeting.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the Annual Meeting or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Answers Corporation
237 West 35th Street, Suite 1101
New York, New York 10001
Telephone: 866-260-0461
Attention: Caleb A. Chill, VP General Counsel & Corporate Secretary

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s board of directors shall consist of not less than five and not more than nine directors.  The Company’s board of directors is currently composed of seven directors and is generally divided into three classes serving staggered terms:  Class I, whose term will expire at the annual meeting of stockholders to be held in 2011, Class II, whose term expires at the annual meeting of stockholders to be held in 2012 and Class III, whose term will expire at this 2010 Annual Meeting. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

W. Allen Beasley, the director designee of the holders of a majority of outstanding Series A Preferred Stock, is not a member of a class.  Mr. Beasley’s term as a director expires at this 2010 Annual Meeting of stockholders and he has been reelected as a director by the holders of a majority of the Company’s outstanding Series A Preferred Stock.

R. Thomas Dyal, the director designee of the holders of a majority of outstanding Series B Preferred Stock, is not a member of a class. Mr. Dyal’s term as a director expires at this 2010 Annual Meeting of stockholders and he has been reelected as a director by the holders of a majority of the Company’s outstanding Series B Preferred Stock.

Set forth below are the names, ages and descriptions of the backgrounds, as of the Record Date, of each of the Company’s current directors.

Name	Age	Position
Class I directors whose term expires at the 2011 annual meeting of stockholders:
Mark A. Tebbe (1)(2)(3)	50	Vice Chairman of the Board and Lead Director
Lawrence S. Kramer (2)(3)	60	Director

Class II director whose term expires at the 2012 annual meeting of stockholders
None

Class III directors whose terms expire at this 2010 Annual Meeting
Robert S. Rosenschein	57	Chairman of the Board
Yehuda Sternlicht (1)(4)	55	Director
Mark B. Segall (1)(4)	48	Director
Non-class Directors:
W. Allen Beasley(2)(4)	42	Director
R. Thomas Dyal (3)	44	Director

(1)  Member of Audit Committee
(2)  Member of Compensation Committee
(3)  Member of Nominations / Corporate Governance Committee
(4)  Member of the Financing Committee

Director Nominees:

Robert S. Rosenschein has been Chairman of our Board and President since he founded Answers Corporation in December 1998. From December 1998 to April 2000 and since May 2001, Mr. Rosenschein has served as our Chief Executive Officer. Prior to founding Answers, he was the Chief Executive Officer of Accent Software International Ltd. (formerly Kivun), a company that developed multi-lingual software tools, and from 1988 to 1997 and from 1997 to 1998, he was the Chief Technical Officer. Mr. Rosenschein previously served as a software developer for Data General, American Management Systems, the World Bank and Ashton Tate. Mr. Rosenschein graduated with a B.Sc. in Computer Science from the Massachusetts Institute of Technology and received the Prime Minister of Israel’s Award for Software Achievement in 1997.

Yehuda Sternlicht has served as a director since June 2004 and currently serves as the chairman of our Audit Committee and since July 2005 has also served as a member of our Financing Committee. Since 2004, Mr. Sternlicht has been an independent financial consultant. Between 2004 and 2008, he served as the Chief Financial Officer of NanoVibronix Inc., a medical device company. From 1992 to 2003, he was the Chief Financial Officer of Savient Pharmaceuticals, Inc. Prior to 1992, he served in several financial and accounting positions in public and private companies and in a large CPA firm in Israel and in the United States. Mr. Sternlicht served as a member of the board of directors of Ubank Provident fund management (2005) Ltd. Between June 2006 and January 2008. He also served as a member of the board of Lumus Ltd. Between December 2003 and January 2006. Mr. Sternlicht graduated with a B.A. in Accounting and Economy from The Hebrew University. He is qualified as a Certified Public Accountant in the State of Israel. Mr. Sternlicht brings to the board substantial financial and accounting experience due to the professional positions he has held over the course of his career. Mr. Sternlicht qualifies as an “audit committee financial expert” under SEC guidelines.

Mark B. Segall has served as a director since December 2004 and currently serves as the chairman of our Finance Committee and as a member of our Audit Committee. Mr. Segall has been the Senior Managing Director of Kidron Corporate Advisors, LLC, a New York based mergers and acquisitions corporate advisory boutique serving emerging growth companies primarily in the technology, consumer goods and financial services sectors, which he founded in 2003. He is also a founder and managing member of Kidron's private equity fund, Kidron Opportunity Fund I, LLC. From 2001 to 2003, Mr. Segall was the Co-Chief Executive Officer of Investec, Inc., the U.S. investment banking operations of the Investec Group, a South African based specialist bank. He served as head of investment banking and general counsel at Investec Inc. between 1999 and 2001. From 1996 to 1999, he was a partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP, specializing in cross-border mergers and acquisitions and capital markets activities and between 1991 and 1995 he was an associate at the same firm. Mr. Segall currently serves as a director of Integrated Asset Management plc, an alternative asset management company, and Ronson Europe N.V., a Polish residential real estate development company. Mr. Segall served as director of the Spectrum Group (formerly Escala) from 1999 to 2007 and of Cogo (formerly the Comtech Group) from 2000 to 2006.  Mr. Segall graduated with an A.B. from Columbia University and a J.D. from New York University Law School. Mr. Segall brings significant business finance experience as well as his extensive management expertise to the Company from his background as a chief executive officer in the corporate advisory and investment banking industries, board member of several corporations and counsel to numerous technology company clients.

W. Allen Beasley has served as a director since June 2008 and currently serves as a member of our Compensation Committee and Financing Committee. Since October 1999, Mr. Beasley has been a partner with Redpoint Ventures. From June 1998 to September 1999, Mr. Beasley was an associate with Institutional Venture Partners (IVP). Before joining IVP, Allen worked in marketing and product management for Ipsilon Networks, a developer of IP switching technology founded in 1994 and acquired by Nokia in 1997. Mr. Beasley focuses on infrastructure and media investments and currently serves on the Boards of Directors of Internet Brands, Inc. (NASDAQ: INET), Plastic Jungle, Inc., Buzz Media, Inc. and Obopay, Inc. Mr. Beasley holds a B.A. in Economics from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Because of his strong investment activity background in growth-stage companies and his focus on opportunities in the Internet sector, we believe that Mr. Beasley provides a unique perspective and useful insight to our board as we strive to deliver on our growth strategy and strategic initiatives.

R. Thomas Dyal has served as a director since June 2009, as a designee of the holders of the Company's Series B Convertible Preferred Stock, and currently serves as a member of our Nominating/Corporate Governance Committee. Since October 1999, Mr. Dyal has been a partner with Redpoint Ventures. From June 1997 to September 1999, Mr. Dyal was a partner and associate with Institutional Venture Partners (IVP). Before joining IVP, Mr. Dyal spent ten years in operating roles in the communications and networking industry, most recently at Bay Networks, Inc. At Bay Networks, he ran product management for its network management software business. Mr. Dyal began his career as a systems engineer with AT&T Bell Laboratories. Mr. Dyal focuses on a wide range of technology investment areas, including infrastructure and application software, services and systems targeting the Internet, mobile and enterprise segments. Currently, he is leading the firm's investments in Clearwell Systems, Inc. and NextG Networks, Inc. Mr. Dyal holds a B.S. in Electrical Engineering from the Georgia Institute of Technology and a M.S. in Electrical Engineering from Stanford University.

   Mr. Dyal’s background, which includes investment activity in companies focused on opportunities in the Internet, software and mobile industries, is complementary to the oversight of our business and his past operating roles in the communications and networking industry bring additional value to our board.

Directors continuing in office until the 2011 annual meeting of stockholders:

Mark A. Tebbe has served as a director since December 1998 and as Vice Chairman and Lead Director since April 2007. Mr. Tebbe currently serves as the chairman of our Compensation Committee and as a member of our Audit Committee. Since February 2002, Mr. Tebbe has been Chairman of Techra Networks LLC, a technology-oriented consulting firm. From August 1984 to January 2002, Mr. Tebbe served as Chairman of Lante Corporation, a technology consulting firm he founded. Mr. Tebbe is also a board member of SBI Group, Elexos Corp. and Selective Search, Inc. and several non-profit and civic organizations. Mr. Tebbe graduated with a B.S. in Computer Science from the University of Illinois at Urbana/Champaign. As a co-founder of the Company, Mr. Tebbe was originally selected to serve as a director due to his deep familiarity with our business, his extensive entrepreneurial background and many years of senior management experience in the technology sector.

Lawrence S. Kramer has served as a director since May 2005 and currently serves as the chairman of our Nominating/Corporate Governance Committee and as a member of our Financing Committee. Mr. Kramer is Adjunct Professor of Media Management at the Newhouse School at Syracuse University. He was a senior advisor to Polaris Venture Partners from July 2007 until January 2010. From November 2006 until May 2007, he was an advisor to CBS. From March 2005 to November 2006, he served as the first President of CBS Digital Media. From October 1997 to January 2005, Mr. Kramer was the Chairman and CEO of MarketWatch, Inc., a media company he founded. From February 1994 to October 1997, he served as Vice President of News, Sports and Marketing at Data Broadcasting Corporation. For 20 years prior to that, Mr. Kramer had a distinguished career in journalism as a reporter and top editor at the San Francisco Examiner and the Washington Post. In 2009, Mr. Kramer joined the board of directors of American Media, Inc., a privately-held publishing company in the celebrity journalism and health & fitness categories. In 2008, Mr. Kramer became a board member of Discovery Communications Inc. (NASDAQ: DISCA). Mr. Kramer has been awarded a National Press Club Award, Gerald E. Loeb Award and Associated Press Awards for reporting. Mr. Kramer graduated with a B.S. in Journalism and Political Science from Syracuse University and an M.B.A. from Harvard University and has been a Guest Lecturer at the Harvard Business School for 10 years. Mr. Kramer’s many years of experience creating and managing content, along with his strong background of service in the media industry and his past experience as a chairman and chief executive officer of a public company, make him a valuable member of our board of directors who can assist in the development of our growth strategy and business plans.

The Company’s board of directors unanimously recommends a vote “FOR” Proposal No. 1.

CORPORATE GOVERNANCE

Independence of Directors

Our board of directors has determined that its members are currently “independent” in accordance with the applicable listing standards of The NASDAQ Stock Market as currently in effect, with the exception of Messrs. Rosenschein, Beasley and Dyal.

Meetings of the Board of Directors and its Committees

During the year ended December 31, 2009, our board of directors held 6 meetings; our Audit Committee held 6 meetings; our Compensation Committee held 2 meetings; our Nominations / Corporate Governance Committee held 1 meeting; and our Finance Committee held 1 meeting.

During the year ended December 31, 2009, no director attended fewer than 75% of the aggregate of the total number of meetings of our board of directors (held during the period for which he was a director) and the total number of meetings held by all committees of our board of directors on which he served (held during the period that he served).

Board Leadership Structure

The board of directors believes that Mr. Rosenschein’s service as both chairman of the board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Rosenschein possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing Answers.com, and is thus best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, partners, and users.

Board of Directors’ Role in Risk Oversight

Our board of directors plays an active role in risk oversight of the Company. The board of directors does not have a formal risk management committee, but administers this oversight function through various standing committees of the board of directors. The Audit Committee maintains responsibility for oversight of financial reporting-related risks, including those related to the Company’s accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of the Company’s Code of Ethics. The Compensation Committee oversees risks arising from the Company’s compensation policies and programs. This Committee has responsibility for evaluating and approving the executive compensation and benefit plans, policies and programs of the Company. The Nominations/Corporate Governance Committee oversees corporate governance risks and oversees and advises the board of directors with respect to the Company’s policies and practices regarding significant issues of corporate responsibility.

Code of Ethics

The Company’s board of directors has adopted a Code of Ethics and Business Conduct (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business.  The Code, which is applicable to all directors, employees and officers of the Company, is available at the Company’s Website at http://ir.answers.com. Any substantive amendment or waiver of the Code may be made only by the Company’s board of directors or a committee of the board of directors, and will be promptly disclosed to the Company’s stockholders on our website. In addition, disclosure of any waiver of the Code will also be made by the filing of a Current Report on Form 8-K with the SEC, pursuant to applicable SEC rules and regulations.

Committees of the Board

The Company’s board of directors has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominations/ Corporate Governance Committee.  Each charter is available on the Company’s website.

 Audit Committee.  In May 2004, the Company established an Audit Committee of the board of directors. The Audit Committee consists of Mr. Sternlicht, Chairman, Mr. Tebbe and Mr. Segall, each of whom satisfy the current independence standards as promulgated by the SEC and NASDAQ, as such standards apply specifically to members of audit committees. The Audit Committee’s scope of authority, which is specified in our Audit Committee Charter, includes, but is not limited to:

•	Reviewing and discussing with management and the independent accountants our annual and quarterly financial statements and discussing with management any earnings guidance provided to the market;

•	Directly appointing, compensating, retaining, and overseeing the work of the independent auditor;

•	Approving, in advance, the provision by the independent auditor of all audit and permissible non-audit services;

•
Establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters;

•	Retaining independent legal and other advisors as the Audit Committee deems necessary or appropriate;

•	Determining and receiving from the Company appropriate funding to compensate the independent accountants and any outside advisors engaged by the Audit Committee; and

•	Reviewing reports and disclosure of insider and affiliated party transactions.

The Audit Committee will be composed exclusively of “super independent directors” who are “financially literate” as defined under the NASDAQ listing standards. The NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience that results in the individual’s financial sophistication. The board of directors believes that Mr. Sternlicht satisfies NASDAQ’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under SEC rules and regulations.   For additional information about the Audit Committee, see “Report of the Audit Committee” below.

Compensation Committee.  In May 2004, the Company established a Compensation Committee of the board of directors. The Compensation Committee consists of Mr. Tebbe, Chairman, Mr. Kramer and Mr. Beasley. With the exception of Mr. Beasley, each of the Compensation Committee members is an independent director under the current definition promulgated by NASDAQ. The Compensation Committee reviews and approves the Company’s salary and benefits policies, including the compensation of executive officers. The Compensation Committee also administers the Company’s stock option plans and recommends and approves grants of stock options and/or other stock-based awards under the plans.

Nominations/Corporate Governance Committee.  In May 2004, the Company established a Nominating/Corporate Governance Committee (“Nominating Committee”) of the board of directors. The Nominating Committee consists of Mr. Kramer, Chairman, Mr. Tebbe and Mr. Dyal. With the exception of Mr. Dyal, each of the Nominating Committee members is an independent director under the current definition promulgated by NASDAQ. The purpose of the Nominating Committee is to select, or recommend for the entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of the board. The committee’s duties, which are specified in the Nominating Committee Charter, include, but are not limited to:

•	Establishing criteria for the selection of new directors;

•	Recommending directors to serve on the committees of the board;

•	Considering the adequacy of the Company’s corporate governance and proposing amendments accordingly;

•	Overseeing and approving management continuity planning process; and

•	Reporting regularly to the board matters relating to the committee’s duties.

Financing Committee.  In July 2005, the Company established a Financing Committee of the board of directors. The Financing Committee consists of Mr. Segall, Chairman, Mr. Sternlicht and Mr. Beasley. With the exception of Mr. Beasley, each of the Finance Committee members is an independent director under the current definition promulgated by NASDAQ. The purpose of the Financing Committee is to review and discuss with management financing opportunities that the Company is considering, to evaluate the business merits of all potential mergers and acquisitions and to provide the board of directors with a recommendation as to the terms and conditions of any extraordinary transactions, in consultation with the management team, legal advisors and financial consultants.

Vice-Chairman of the Board of Directors and Lead Director.  On April 12, 2007, Mark A. Tebbe was appointed Vice-Chairman of the board of directors and Lead Director. In this capacity, Mr. Tebbe is authorized to call meetings of the board, in consultation with the non-employee directors, advise the Chairman as to scheduling board meetings and provide the Chairman with input regarding the agendas for the board meetings, preside at all meetings at which the Chairman is not present including executive sessions of the non-employee directors and apprise the Chairman of the issues considered, be available for consultation and direct communication with the Company’s major stockholders and perform such other duties as the board may from time to time delegate.

Director Nominations

The Nominations / Corporate Governance Committee is responsible for, among other things, the selection, or the recommendation to the Company’s board of directors for selection, of nominees for election as directors.  The Nominations / Corporate Governance Committee shall make director nominations as a committee or make recommendations to the board with respect to director nominations. Towards the end of the Company’s 2005 fiscal year, the Nominations / Corporate Governance Committee recommended that the board of directors adopt, and the board of directors subsequently adopted, Procedures for the Recommendation by Stockholders of Director Candidates (“Nomination Procedures”). The Nomination Procedures are attached to this proxy statement as Annex A. Under the Nomination Procedures, the Nominations / Corporate Governance Committee will only consider nominations properly submitted by stockholders in accordance the rules stated therein.

If the Nominations / Corporate Governance Committee believes that the Company’s board of directors requires additional candidates for nomination, it may engage, a third party search firm to assist in identifying qualified candidates.  The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates.

Director Qualifications

 Our Nominations / Corporate Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with criteria established by such committee. The Nominations / Corporate Governance Committee has not formally established any specific, threshold criteria that must be satisfied by any board candidate or specific qualifications and experience that are necessary for one or more of the members of the board of directors to possess. However, the Nominations / Corporate Governance Committee, when considering a potential candidate, will factor into its determination the following qualities of a candidate: professional experience, including whether the person is a current or former CEO, CFO or other leader of a public company, or the head of a division of a large international organization, educational background, knowledge of the Company’s business, integrity, professional reputation, wisdom, independence and ability to represent the best interests of our stockholders.

The Company’s current board of directors is composed of a diverse group of experts in their respective fields. Several of the current directors have senior leadership experience at major organizations. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Most of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, the Company’s directors also have other experience that makes them valuable members, such as experience developing technology or managing or directing the growth of technology companies, which provides insight into strategic and operational issues faced by the Company.

The Nominations / Corporate Governance Committee and the board believe that the above-mentioned attributes, along with the leadership skills and other experiences of its board members described below, provide the Company with a diverse range of experiences and business judgment necessary to lead the Company strategically and supervise management’s execution.

Robert S. Rosenschein

•	Numerous years of business leadership as chief executive officer of the Company and former chief executive officer of Accent Software.

•	Experience developing technology at organizations such as Microsoft, Ashton-Tate, American Management Systems, Data General, and the World Bank.

Mark A. Tebbe

•	Numerous years of business leadership as chairman of Lante Corporation, a technology consulting firm founded by Mr. Tebbe.

•	Many years of senior management experience in the technology sector.

Yehuda Sternlicht

•	Numerous years of business leadership as chief financial officer of Savient Pharmaceuticals, Inc.

•	Substantial financial and accounting experience due to the professional positions he has held over the course of his career.

Mark B. Segall

•	Extensive management expertise from his background as a chief executive officer in the corporate advisory and investment banking industries.

•	Board member of several corporations and counsel to numerous technology company clients.

Lawrence S. Kramer

•	Numerous years of experience creating and managing content, along with strong background of service in the media industry.

•	Past experience as a chairman and chief Executive Officer of MarketWatch, Inc.

W. Allen Beasley

•	Strong background of investment activity in growth-stage companies.

R. Thomas Dyal

•	Background, which includes investment activity in companies focused on opportunities in the Internet, software and mobile industries, is complementary to the oversight of our business.

•	Past operating roles in the communications and networking industry contribute additional value.

Communications by Stockholders with Directors

The Company encourages stockholder communications with the Company’s board of directors and/or individual directors.  Stockholders who wish to communicate with Company directors should send their communications to the care of Caleb Chill, Secretary, Answers Corporation, at 237 West 35th Street, Suite 1001, New York, New York 10001; Fax: 646-502-4778.  Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee.   Mr. Chill will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Audit Committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Chill.

Director Attendance at Annual Meetings

The Company has made every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders.  The Company does not have a formal policy regarding director attendance at our annual meetings.

DIRECTOR COMPENSATION

The following table sets forth summary information concerning the total compensation paid to the Company’s non-employee directors in 2009 for services to the Company.  Mr. Dyal became a member of the board in June 2009.  Mr. Sim ceased being a board member on September 9, 2009.

Name	Fees Earned	Option Awards(*)	Total

Mark A. Tebbe (1)	$29,056	$31,470	$60,526
Yehuda Sternlicht (2)	$35,000	$31,470	$66,470
Mark B. Segall (3)	$30,000	$31,470	$61,470
Lawrence S. Kramer (4)	$25,778	$31,470	$57,248
W. Allen Beasley (5)	$25,000	$31,470	$56,470
R. Thomas Dyal (6)	$11,944	$163,577	$175,521
Edward G. Sim (7)	$20,667	$33,647	$54,314

(1)	82,322 options were outstanding as of 12/31/09, of which 58,344 were exercisable as of December 31, 2009.

(2)	49,575 options were outstanding as of 12/31/09, of which 33,879 were exercisable as of December 31, 2009.

(3)	64,575 options were outstanding as of 12/31/09, of which 48,879 were exercisable as of December 31, 2009.

(4)	64,575 options were outstanding as of 12/31/09, of which 48,879 were exercisable as of December 31, 2009.

(5)	43,050 options were outstanding as of 12/31/09, of which 13,004 were exercisable as of December 31, 2009.

(6)	Thomas R. Dyal was appointed as a board member on June 10, 2009; 35,875 options were outstanding as of 12/31/09, none of which were exercisable as of December 31, 2009.

(7)
Upon the departure of Mr. Sim from the board of directors on September 9, 2009, he received a benefit in the form of an extension to the exercisability of his stock options. Mr. Sim’s Option Award amount for 2009 represents the fair value of the modification to the exercise period associated with the company stock options held by Mr. Sim on September 9, 2009.

*   Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718.

Our non-employee directors receive an annual base fee of $20,000, with no additional fee rendered for attendance at board meetings. In addition to their base fees, directors receive annual fees for membership on our committees, pursuant to the fee schedule set forth below:

	Director fee base $	Audit membership $	Compensation membership $	Governance membership $	Financing membership $	Audit Chair $	Other Chair $	Total $

Mr. Tebbe	20,000	5,000	2,500	2,500	—	—	2,500	32,500
Mr. Sternlicht	20,000	5,000	—	—	2,500	7,500	—	35,000
Mr. Segall	20,000	5,000	—	—	2,500	—	2,500	30,000
Mr. Kramer	20,000	—	2,500	2,500	—	—	2,500	27,500
Mr. Beasley	20,000	—	2,500	—	2,500	—		25,000
Mr. Dyal	20,000	—	—	2,500	—	—	—	22,500

Total	120,000	15,000	7,500	7,500	7,500	7,500	7,500	172,500

We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors are not compensated for board services in addition to their regular employee compensation.

Equity Compensation.  During fiscal year 2009, each non-employee member of the board of directors was eligible to receive stock awards under the terms of our 2005 Incentive Compensation Plan. New non-employee directors receive an initial option grant to purchase 28,700 shares of our common stock with 25% of the shares vesting after one year from the date of grant and 1/36th of the shares vesting in equal monthly installments thereafter. Continuing non-employee directors receive an annual option grant of 7,175 shares of common stock. These annual grants are effected on the date of the Annual Stockholders’ Meeting, with 25% of the shares vesting after one year from the date of grant and 1/36th of the shares vesting in equal shares monthly thereafter.

There was one new member added to the board of directors during fiscal year 2009, Mr. Dyal, who received a one-time initial option grant to purchase 28,700 shares of our common stock on June 10, 2009, with an exercise price of $8.20 per share, based on the NASDAQ closing price on June 9, 2009. The grant date fair value of these options, based on Black-Scholes valuation model, was $4.60 per option. All other option grants were to continuing non-employee directors, including Mr. Dyal. Thus, each non-employee director received options to purchase 7,175 shares of the company’s common stock, granted on September 9, 2009, with an exercise price of $7.91 per share, based on the NASDAQ closing price on September 8, 2009. The grant date fair value of these options, based on Black-Scholes valuation model, was $4.39 per option.

PROPOSAL 2

PROPOSED AMENDMENT TO THE COMPANY’S 2005 INCENTIVE COMPENSATION PLAN

Background

At the Company’s annual meeting of stockholders held on July 12, 2005, Company stockholders approved the adoption of the Answers Corporation 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan.  The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property. At the Company’s annual meeting of stockholders held on June 21, 2006, the stockholders approved an amendment to the 2005 Plan to increase the number of shares available for grant under such plan from 850,000 shares to 1,100,000 shares. Subsequently, at the Company’s annual meeting of stockholders held on September 9, 2008, and September 9, 2009, the stockholders approved amendments to the 2005 Plan to increase the number of shares available for grant under such plan from 1,100,000 shares to 1,350,000 shares, and from 1,350,000 to 1,600,000, respectively.

The main purpose of the 2005 Plan is to provide a means for the Company and its subsidiaries, which we refer to as Related Entities, to attract key personnel to provide services to the Company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting the mutuality of interests between participants and the Company’s stockholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value.  The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company and the Related Entities.

New Plan Benefits

If the amendment to the 2005 Plan is approved, our Compensation Committee will be able to grant awards to eligible participants at its discretion.  Consequently it is not possible to determine at this time the number of awards to be provided under the 2005 Plan should this proposal be approved.

As of the Record Date, 1,385,742 stock options were outstanding under the 2005 Plan and 207,654 stock options were available for grant under such plan. In addition, the Company’s 2004 Stock Plan has 141,798 stock options available for grant.

Proposal

Stockholders are hereby requested to approve an amendment to the 2005 Plan to add an additional 150,000 shares to the number of shares of common stock issuable under the 2005 Plan.

The purpose of the amendment is to ensure that the Company will have a sufficient reserve of common stock available under the 2005 Plan to provide eligible employees and potential future hires of the Company and Related Entities with the opportunity to purchase shares of common stock. The board of directors believes that the number of shares currently available for issuance under the 2005 Plan is insufficient to continue providing our employees and future hires with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the best available talent suitable for our success. With the exception of annual grants made to directors on the date of the Annual Meeting, the Company does not have a present intention to make any specific grants under the 2005 Plan.

The Company’s board of directors unanimously recommends a vote “FOR” Proposal No. 2.

PROPOSAL 3

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has selected Somekh Chaikin, a member of KPMG International, as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and requests the ratification of the appointment of Somekh Chaikin by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Somekh Chaikin as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Company is submitting the selection of Somekh Chaikin to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Somekh Chaikin. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

The Company’s board of directors unanimously recommends a vote “FOR” Proposal No. 3.

AUDITORS

A representative of Somekh Chaikin will be in attendance at the Annual Meeting and will have the opportunity to make statements if he or she desires to do so and to respond to appropriate questions.

Audit Fees

	2008	2009
	$	$

Audit Fees(1) (2)	478,551	256,374
Tax Fees(3)	27,570	25,512
Total	506,121	281,886

(1)
This category includes fees associated with the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, for those fiscal years. Includes $113 thousand and $108 thousand accrued as of December 31, 2008 and December 31, 2009, respectively.

(2)
This category also consists of: $77 thousand and $53 thousand of fees relating to the Redpoint transactions during the years ended December 31, 2008, and December 31, 2009, respectively, and $213 thousand of fees relating to the failed Lexico acquisition and the terminated follow-on offering of securities during the year ended December 31, 2008.

(3)	This category consists of services provided by KPMG for tax compliance. Includes $5 thousand accrued as of December 31, 2008 and December 31, 2009.

Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal independent accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal independent accountants. In cases involving engagements of our principal independent accountants that do not exceed $25 thousand, the Audit Committee has approved delegating to the Committee Chairman the approval of such engagements, as part of the Company’s pre-approval policy. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal independent accountants in 2009.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee currently consists of three directors, each of whom, in the judgment of the Company’s board of directors, is “independent” as defined in the applicable listing standards of The NASDAQ Stock Market.  The members of the Audit Committee are Yehuda Sternlicht (Chairman), Mark A. Tebbe and Mark B. Segall.  The Audit Committee acts pursuant to a written charter that has been adopted by the Company’s board of directors, as amended from time to time.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K for that year.

In the performance of its oversight function:

1.
The Audit Committee has reviewed and discussed the audited consolidated financial statements with management of the Company and with Somekh Chaikin, a member firm of KPMG International, the Company’s independent registered public accounting firm (“Somekh Chaikin”);

2.	The Audit Committee has reviewed and discussed with management and Somekh Chaikin management’s assessment of the effectiveness of the Company’s internal control over financial reporting;

3.
The Audit Committee discussed with Somekh Chaikin, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

4.
The Audit Committee has received the written disclosures and the letter from Somekh Chaikin required by the Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board.  The Audit Committee further discussed with Somekh Chaikin their independence and any relationships that may impact their objectivity and independence.

Based on the review and discussion referred to above in this report, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, to be filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Yehuda Sternlicht (Chairman)
Mark A. Tebbe
Mark B. Segall

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

The table and accompanying footnotes set forth certain information as of the Record Date with respect to the ownership of our common stock by:

•	each person or group who is known to us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	our chief executive officer and other named executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2009; and
•	all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the Record Date, as a result of the exercise of options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the Record Date have been included in the table with respect to the beneficial ownership of the person or entity owning the options and warrants, but not with respect to any other persons or entities. Applicable percentage of ownership for each holder is based on 7,961,647 shares of common stock outstanding on the Record Date, plus any presently exercisable stock options and warrants held by each such holder, and options, warrants and bridge notes held by each such holder that will become exercisable or convertible within 60 days after the Record Date. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Common Stock
Executive Officers and Directors:

Robert S. Rosenschein	672,632 (2)	8.07
Steven Steinberg	153,712 (3)	1.90
Bruce D. Smith	163,920 (4)	2.02
Mark A. Tebbe	107,856 (5)	1.34
Yehuda Sternlicht	39,110 (6)	*
Mark B. Segall	59,610 (7)	*
Lawrence S. Kramer	56,610 (8)	*
W. Allen Beasley	3,954,068 (9)	33.18
R. Thomas Dyal	3,943,306 (10)	33.12

All directors and executive officers
As a group (9 individuals):	5,420,247 (11)	41.66

5% or greater stockholders:

Redpoint Ventures 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, CA 94025	3,932,545 (12)	33.06
Marlin Sams Fund L.P. 645 Fifth Avenue, New York, NY 10022	683,000 (13)	8.69
Outboard Investments Limited BCM Cape Building Leeward Highway, Providenciales Turks and Caicos	690,000 (14)	8.78

* Less than %1.0

(1)	Unless otherwise indicated, the business address of each of the following is c/o Answers Corporation, 237 West 35th Street, Suite 1101, New York, NY 10001.
(2)	Consists of 300,960 shares of common stock and 371,672 shares of common stock issuable upon exercise of options.
(3)	Consists of 6,500 shares of common stock and 147,212 shares of common stock issuable upon exercise of options.
(4)	Consists of 15,000 shares of common stock and 148,920 shares of common stock issuable upon exercise of options.
(5)	Consists of 40,062 shares of common stock and 67,794 shares of common stock issuable upon exercise of options.
(6)	Consists of 39,110 shares of common stock issuable upon exercise of options.
(7)	Consists of 5,500 shares of common stock and 54,110 shares of common stock issuable upon exercise of options.
(8)	Consists of 2,500 shares of common stock and 54,110 shares of common stock issuable upon exercise of options.
(9)
Consists of (i) 1,296,667 shares of Common Stock initially issuable upon conversion of 58,350 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) held by Redpoint Omega, L.P. (“RO LP”); (ii) 648,334 shares of Common Stock issuable pursuant to common stock purchase warrants (the “Class A Warrants”) held by RO LP, (iii) 36,667 shares of Common Stock initially issuable upon conversion of 1,650 shares of Series A Preferred Stock held by Redpoint Omega Associates, LLC (“ROA LLC” and together with RO LP, “Redpoint”); (iv) 18,333 shares of Common Stock issuable pursuant to Class A Warrants held by ROA LLC; (v) 23,453 shares of Common Stock initially issuable upon conversion of shares of Series A Preferred Stock pursuant to dividends paid to Redpoint; (vi) 1,237,727 shares of Common Stock initially issuable upon conversion of 68,075 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) held by RO LP; (vii) 618,864 shares of Common Stock issuable pursuant to common stock purchase warrants (the “Class B Warrants”) held by RO LP; (viii) 35,000 shares of Common Stock initially issuable upon conversion of 1,925 shares of Series B Preferred Stock held by ROA LLC; and (ix) 17,500 shares of Common Stock issuable pursuant to Class B Warrants held by ROA LLC.  Additionally, includes 21,523 shares of Common Stock issuable upon exercise of options held by Mr. Beasley. RO LP is under common control with ROA LLC.  Redpoint Omega, LLC (“RO LLC”) is the general partner of RO LP and possesses sole voting and investment control over the shares owned by RO LP and may be deemed to have indirect beneficial ownership of the shares held by RO LP. Mr. Beasley is Managing Director of RO LLC. As such, Mr. Beasley shares voting and investment power over the shares held by RO LP and may be deemed to have indirect beneficial ownership of the shares held by RO LP. Mr. Beasley disclaims beneficial ownership of these securities except to the extent of his proportionate pecuniary interest therein.  The securities are owned by ROA LLC as nominee for its members.  Allen Beasley is a Manager of ROA LLC. As such, Mr. Beasley shares voting and investment power over the shares held by ROA LLC and may be deemed to have indirect beneficial ownership of the shares held by ROA LLC. Mr. Beasley disclaims beneficial ownership of these securities except to the extent of his proportionate pecuniary interest therein

(10)
Consists of (i) 1,296,667 shares of Common Stock initially issuable upon conversion of 58,350 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) held by Redpoint Omega, L.P. (“RO LP”); (ii) 648,334 shares of Common Stock issuable pursuant to common stock purchase warrants (the “Class A Warrants”) held by RO LP, (iii) 36,667 shares of Common Stock initially issuable upon conversion of 1,650 shares of Series A Preferred Stock held by Redpoint Omega Associates, LLC (“ROA LLC” and together with RO LP, “Redpoint”); (iv) 18,333 shares of Common Stock issuable pursuant to Class A Warrants held by ROA LLC; (v) 23,453 shares of Common Stock initially issuable upon conversion of shares of Series A Preferred Stock pursuant to dividends paid to Redpoint; (vi) 1,237,727 shares of Common Stock initially issuable upon conversion of 68,075 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) held by RO LP; (vii) 618,864 shares of Common Stock issuable pursuant to common stock purchase warrants (the “Class B Warrants”) held by RO LP; (viii) 35,000 shares of Common Stock initially issuable upon conversion of 1,925 shares of Series B Preferred Stock held by ROA LLC; and (ix) 17,500 shares of Common Stock issuable pursuant to Class B Warrants held by ROA LLC. Additionally, includes 10,761 shares of Common Stock issuable upon exercise of options held by Mr. Dyal. RO LP is under common control with ROA LLC.  Redpoint Omega, LLC (“RO LLC”) is the general partner of RO LP and possesses sole voting and investment control over the shares owned by RO LP and may be deemed to have indirect beneficial ownership of the shares held by RO LP. Mr. Dyal is a Managing Director of RO LLC. As such, Mr. Dyal shares voting and investment power over the shares held by RO LP and may be deemed to have indirect beneficial ownership of the shares held by RO LP. Mr. Dyal disclaims beneficial ownership of these securities except to the extent of his proportionate pecuniary interest therein.  The securities are owned by ROA LLC as nominee for its members.  Mr. Dyal is a Manager of ROA LLC. As such, Mr. Dyal shares voting and investment power over the shares held by ROA LLC and may be deemed to have indirect beneficial ownership of the shares held by ROA LLC. Mr. Dyal disclaims beneficial ownership of these securities except to the extent of his proportionate pecuniary interest therein.

(11)
Consists of 370,522 shares of common stock, 1,117,180 shares of common stock issuable upon exercise of options, 1,356,787 shares of common stock issuable upon conversion of Series A Preferred Stock, 1,272,727 shares of common stock issuable upon conversion of Series B Preferred Stock and 1,303,031 shares of common stock issuable upon exercise of common stock purchase warrants.

(12)	Based on information included on Schedule 13D/A filed with the SEC on June 16, 2009 and the Company’s records.
(13)	Based on information included on Schedule 13D filed with the SEC on December 18, 2008.
(14)	Based on information included on Schedule 13D filed with the SEC on December 18, 2007.

EXECUTIVE OFFICERS

Set forth below are the names, ages and descriptions of the backgrounds, as of the Record Date, of each of the current executive officers of the Company.

Name	Age	Position
Robert S. Rosenschein	57	Chief Executive Officer, President and Chairman of the Board
Steven Steinberg	49	Chief Financial Officer
Jeff Schneiderman	46	Chief Technical Officer
Bruce D. Smith	49	Chief Strategic Officer
Caleb A. Chill	36	Vice-President, General Counsel and Corporate Secretary

Robert S. Rosenschein has been Chairman of our Board and President since he founded Answers Corporation in December 1998. From December 1998 to April 2000 and since May 2001, Mr. Rosenschein has served as our Chief Executive Officer. Prior to founding Answers, he was the Chief Executive Officer of Accent Software International Ltd. (formerly Kivun), a company that developed multi-lingual software tools, and from 1988 to 1997 and from 1997 to 1998, he was the Chief Technical Officer. Mr. Rosenschein previously served as a software developer for Data General, American Management Systems, the World Bank and Ashton Tate. Mr. Rosenschein graduated with a B.Sc. in Computer Science from the Massachusetts Institute of Technology and received the Prime Minister of Israel’s Award for Software Achievement in 1997.

Steven Steinberg has been our Chief Financial Officer since January 2004. From December 2002 to December 2003, Mr. Steinberg was our Vice President of Finance. From January 2001 to November 2002, he was the Vice President of Finance at Percite Information Technologies, Ltd., a supply-chain software company. From November 1998 to December 2000, he was the Controller at Albar Mimunit Services Ltd., a finance and leasing company. From October 1993 to July 1998, he held various positions with Health Partners, Inc. culminating with Chief Financial Officer of the New York Operations. From August 1983 to October 1993, he held various positions with Coopers and Lybrand, an accounting firm, culminating with audit manager at the New York offices. Mr. Steinberg graduated with a B.B.A. from Florida International University.

Jeff Schneiderman has been our Chief Technical Officer since March 2003. From January 1999 to February 2003, Mr. Schneiderman was our Vice President of Research and Development. Prior to joining Answers, he worked at Accent Software International Ltd., from November 1991 to December 1998 during which time he served as Vice President of Engineering from October 1996 to March 1998 and Vice President of Product Development from March 1998 to December 1998. From June 1986 to June 1991, Mr. Schneiderman held various development positions at AT&T Bell Labs, a global telecommunication organization, and the Whitewater Group, a firm specializing in object oriented technologies. Mr. Schneiderman graduated with a B.S. in Computer Science from the University of Illinois at Urbana-Champaign and a M.S. in Computer Science from the Illinois Institute of Technology.

Bruce D. Smith has been our Chief Strategic Officer since June 2007. From July 2005 to June 2007, Mr. Smith was our Vice President of Investor Relations and Strategic Development. In 2008 Mr. Smith assumed the additional role of leader of the WikiAnswers Community Development Team. Prior to joining Answers, he was a Managing Director at Archery Capital, a New York based investment firm from July 1999 to July 2005. From June 1998 to July 1999, he was a sell side analyst at Jefferies & Company, where he was responsible for coverage of the Internet industry as well as individual companies. From November 1995 to March 1998, Mr. Smith maintained coverage of the Internet industry at Merrill Lynch & Co. From April 1994 to October 1995, he was a Security Analyst at Morgan Stanley Asset Management, a division of Morgan Stanley & Co. Mr. Smith graduated with a B.B.A., Magna Cum Laude, from Bernard M. Baruch College, City University of New York. He is a Chartered Financial Analyst and member of the New York Society of Security Analysts.

Caleb A. Chill has been our Vice President, General Counsel and Corporate Secretary since January 2007. From January 2005 to January 2007, Mr. Chill was our In-House Counsel. From August 2002 to November 2004, he was an associate in the Corporate Department of Sills Cummis & Gross P.C., based out of the firm’s New York office. His practice concentrated on the structuring and negotiating of corporate transactions in high-tech and other industries. From August 1999 to August 2001, Mr. Chill was an associate in the international department of Baratz, Horn & Co., an Israeli corporate law firm. Mr. Chill holds an LL.B. from Bar-Ilan University of Israel, has earned an M.B.A. from the same institution, and is admitted to practice law in Israel and New York.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Employment Contracts

Robert S. Rosenschein

Robert S. Rosenschein is employed as our President and Chief Executive Officer pursuant to an employment agreement that commenced on January 1, 2002 and was amended and restated as of January 8, 2004 and further amended on November 27, 2006, November 6, 2007 and July 30, 2008. The term of the agreement expires on January 7, 2012 and will automatically renew for successive two year periods unless the agreement is terminated earlier by the parties. Mr. Rosenschein’s annual base salary was set at 1,049,400 NIS (New Israeli Shekel) throughout 2009.

According to his amended agreement, Mr. Rosenschein’s annual base salary is subject to a 10% annual increase and he is eligible to receive an annual bonus based on his performance and as approved by our board of directors in its sole discretion. We may terminate the employment agreement by providing no less than ninety days’ prior written notice.

If we terminate Mr. Rosenschein’s employment without cause, we shall extend the period during which Mr. Rosenschein may exercise his options to the earlier of (i) one year from the date of termination or (ii) the expiration date of the options granted. Furthermore, if we terminate Mr. Rosenschein’s employment for any reason other than cause, we are required to pay him the entire amount payable under the severance portion of his Manager’s Insurance Policy. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Rosenschein that have not vested as of the effective date of the change in control. If, within twelve months after such change in control, Mr. Rosenschein’s employment is terminated without cause, 100% of Mr. Rosenschein’s unvested options would vest immediately upon the effective date of the termination. Mr. Rosenschein has agreed to refrain from competing with us for a period of twenty-four months following the termination of his employment.

A table describing the payments that would have been due to Mr. Rosenschein under his employment agreement had Mr. Rosenschein’s employment with us been terminated at the end of 2009 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment — Robert S. Rosenschein,” below.

Steven Steinberg

Steven Steinberg is employed as our Chief Financial Officer pursuant to an employment agreement that commenced on April 1, 2004 and was amended on November 6, 2007. The agreement will remain in effect indefinitely unless it is terminated earlier by the parties. Mr. Steinberg’s annual base salary was set at 664,800 NIS throughout 2009. We may terminate Mr. Steinberg’s employment agreement without cause at any time upon three months notice.

If we terminate Mr. Steinberg’s employment without cause or due to death or disability, we shall extend the period during which Mr. Steinberg may exercise his options granted after the date of his employment agreement by one year from the effective date of Mr. Steinberg’s termination. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Steinberg that have not vested as of the effective date of the change of control. If, within twelve months after such change in control, Mr. Steinberg’s employment is terminated without cause, Mr. Steinberg would be entitled to four months written notice and any unvested options that were granted to Mr. Steinberg, subsequent to the date of his employment agreement, would vest immediately upon the effective date of the termination. Mr. Steinberg has agreed to refrain from competing with us for a period of twelve months following the termination of his employment.

A table describing the payments that would have been due to Mr. Steinberg under his employment agreement had Mr. Steinberg’s employment with us been terminated at the end of 2009 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment — Steve Steinberg,” below.

Bruce D. Smith

Bruce D. Smith is employed as our Chief Strategic Officer pursuant to an employment agreement that commenced on July 27, 2005 and was amended on November 6, 2007. Mr. Smith’s annual base salary was set at $237,600 throughout 2009. In addition to his base salary, Mr. Smith is eligible to receive an annual bonus as determined by the Compensation Committee in consultation with the Chief Executive Officer based on certain stated performance goals. We may terminate the employment agreement without cause at any time upon three months written notice.

If we terminate Mr. Smith’s employment without cause, we shall extend the period during which Mr. Smith may exercise his options granted by one year from the effective date of Mr. Smith’s termination. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Smith subsequent to his employment agreement that have not vested as of the effective date of the change of control. If we terminate Mr. Smith’s employment without cause at any time during the twelve months subsequent to a change in control, then, Mr. Smith will be entitled to three months written notice and 100% of any options granted to Mr. Smith, subsequent to the date of his employment agreement, that have not vested will immediately vest. Mr. Smith has agreed to refrain from competing with us following the termination of his employment for a period of twelve months.

A table describing the payments that would have been due to Mr. Smith under his employment agreement had Mr. Smith’s employment with us been terminated at the end of 2009 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment — Bruce D. Smith,” below.

Contributions to Israeli Employees

We make contributions on behalf of our Israeli employees, including on behalf of our Israeli named executive officers in accordance with their employment agreements, to a fund known as Managers’ Insurance. This fund provides a combination of retirement plan, insurance and severance pay benefits to the employee, giving the employee, or his or her estate, payments upon retirement or death and securing the severance pay, if legally entitled, upon termination of employment. Each full-time employee is entitled to participate in the plan, and each employee who participates contributes an amount equal to 5% of his or her salary to the retirement plan, and we contribute between 13.33% and 15.83% of his or her salary (consisting of 5% to the retirement plan, 8.33% to secure severance payments and up to 2.5% for disability insurance).

Under the retirement plan component of the Managers’ Insurance, both our 5% contribution and the 5% contribution made by the employee are immediately vested and non-forfeitable upon contribution to the Managers’ Insurance. In some cases, we substitute other retirement arrangements, such as provident funds (kupot gemel) for the retirement plan feature of the Managers’ Insurance. The features of the provident funds are substantially similar to those of the retirement plan feature of the Managers’ Insurance.

In addition, we make contributions on behalf of our Israeli employees, including all of our Israeli named executive officers, in accordance with their employment agreements, to a fund known as a continued education fund (Keren Hishtalmut). We contribute an amount equal to 7.5% of the employee’s salary and deduct 2.5% of the employee’s salary. Our contributions to the continuing education fund are only up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time, which ceiling was 15,712 NIS monthly as of December 31, 2009.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Tax and Accounting Considerations

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the three other most highly compensated executive officers holding office at the end of any year (except for our Chief Financial Officer) to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under our 1999 Stock Option Plan, the 2000 Stock Plan, the 2003 Stock Plan, the 2004 Stock Plan and the 2005 Incentive Compensation Plan generally qualify for an exemption from these restrictions imposed by Section 162(m). In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility, in particular in light of the recent IRS Revenue Ruling 2008-13.

2009 Bonus Plan

An aggregate bonus grant of $240,000, or 3% of $7,992,000 in Adjusted EBITDA (before bonus), was approved by the Compensation Committee in connection with a 2009 Bonus Plan. Two thirds of such amount was distributed among members of the executive management team and one third of such amount was allocated to other managers and employees of the company. Messrs Rosenschein, Steinberg and Smith each received a bonus grant of $26,700.

2010 Bonus Plan

The Compensation Committee has approved a 2010 Bonus Plan which is based on members of the executive management team and other members of management meeting certain criteria in the areas of revenue, Adjusted EBITDA and individualized professional goals.

Potential Payments and Benefits upon Termination of Employment

This section sets forth in tabular form quantitative disclosure regarding estimated payments and other benefits that would have been received by our Israeli executive officers if their employment had been terminated on December 31, 2009 (the last business day of the fiscal year).

For a narrative description of the severance and change in control arrangements in the employment agreements of the executive officers, see “Employment Contracts” above.

The amounts referenced in the tables below have been converted from New Israeli Shekels foreign currency, or NIS, based on the US Dollar — Israeli NIS exchange rate recorded by the Bank of Israel on December 31, 2009.

Robert S. Rosenschein

The following table describes the potential payments and benefits upon employment termination for Robert S. Rosenschein, our Chairman and Chief Executive Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2009 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below:

Payments and Benefits	Involuntary Termination(1)	Termination at Will(2)	Death or Disability(3)	Cause(4)	Termination following a Change of Control(5)
Manager’s insurance(6)	$114,005	$114,005	$114,005	$114,005	$114,005
Contractual severance	—	—	$133,367	—	—
Statutory severance(7)	$250,529	$250,529	$250,529	$250,529	$250,529
Vacation(8)	$40,606	$40,606	$40,606	$40,606	$40,606
Continuing education fund(9)	$40,774	$40,774	$40,774	$40,774	$40,774
Advance notice(10)	$66,683	$66,683	—	—	$66,683

(1)
“Involuntary Termination” is defined in Mr. Rosenschein’s employment agreement as (i) without Mr. Rosenschein’s express written consent, a material reduction in his duties, position or responsibilities with us relative to his duties, position or responsibilities in effect immediately prior to such reduction, provided, however, that a reduction in duties, position or responsibilities solely by virtue of our being acquired and made part of a larger entity, shall not constitute an “Involuntary Termination”; (ii) without Mr. Rosenschein’s express written consent, a reduction of the facilities and perquisites (including office space and location) available to him immediately prior to such reduction; (iii) without Mr. Rosenschein’s express written consent, a reduction by us of his base salary or kind or level of his employee benefits in effect immediately prior to such reduction; (iv) without Mr. Rosenschein’s written consent, his relocation to a facility or location more than fifty (50) kilometers from Jerusalem, Israel; (v) any purported termination of Mr. Rosenschein without Cause; or (vi) our failure to obtain the assumption of Mr. Rosenschein’s employment agreement by any successors.

(2)
Pursuant to Mr. Rosenschein’s employment agreement, he may voluntarily terminate his employment with us upon no less than ninety days’ prior written notice, for any reason. With respect to Termination at Will by Mr. Rosenschein, we are not legally required to release to Mr. Rosenschein the monies deposited in the fund which secure payment of statutory severance obligations, however, it would be customary to release such funds.

(3)
“Disability” is defined in Mr. Rosenschein’s employment agreement as any case in which he is unable, due to any physical or mental disease or condition, to perform his normal duties of employment for 120 consecutive days or 180 days in any twelve-month period. According to Mr. Rosenschein’s employment agreement, if his employment terminates due to death or Disability, he or his heirs, as the case may be, will receive a lump-sum payment equal to six months of his annual base salary in effect at the time of termination. If Mr. Rosenschein is terminated due to Death or Disability, he is entitled to both contractual and statutory severance.

(4)
“Cause” is defined in Mr. Rosenschein’s employment as the occurrence of any one or more of the following: (i) Mr. Rosenschein’s misconduct which materially injures us; (ii) Mr. Rosenschein’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or (iii) Mr. Rosenschein’s gross negligence in the scope of his services.

(5)
“Change in Control” is defined in Mr. Rosenschein’s employment agreement as (a) the consummation of a merger or consolidation of us with or into another entity or any other corporate reorganization, if persons who are not our stockholders immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of the (i) continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (b) the sale, transfer or other disposition of all or substantially all of our assets.

(6)
Payments to Managers’ Insurance, a benefit customarily given to executives in Israel, though given by us to all our employees in Israel, amount to up to 15.83% of Mr. Rosenschein’s base salary, consisting of 8.33% for payments made to a fund to secure payment of statutory severance obligations, 5% towards pension and up to 2.5% for disability. The Manager’s Insurance fund amounts reflected in the table represent only the 5% towards pension. These amounts do not include (i) the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 31, 2009, which funds are reflected in the table under the “Statutory Severance” heading, and (ii) payments for disability.

(7)
Pursuant to Israeli law, employees terminated other than “for cause” receive statutory severance in the amount of one month’s base salary for each year of work, according to their salary rate at the date of termination (see footnote 6 above).

(8)
As of December 31, 2009, Mr. Rosenschein was entitled to 33 annual vacation days. A maximum of 20 days of unused paid vacation days may be carried over from year to year by Mr. Rosenschein. At the end of each calendar year, all unused vacation days in excess of 20, are automatically forfeited.

(9)
Pursuant to Mr. Rosenschein’s employment agreement, we must contribute an amount equal to 7.5% of Mr. Rosenschein’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. We make these deposits on a monthly basis. At December 31, 2009, the ceiling then in effect was NIS 15,712 (approximately $4,220). According to Israeli law, Mr. Rosenschein is entitled to redeem his continuing education fund once every six years, independent of his status of employment with us and he has discretion over the type of fund in which the deposits are invested. The amount set forth in the table reflects the total sum we deposited on behalf of Mr. Rosenschein since the beginning of his employment with us.

(10)
Pursuant to Mr. Rosenschein’s employment agreement, he may voluntarily terminate his employment with us upon no less than ninety days’ prior written notice, for any reason. We shall have the right to require Mr. Rosenschein to continue working during any notice period.

Steven Steinberg

The following table describes the potential payments and benefits upon employment termination for Steven Steinberg, our Chief Financial Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2009 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below:

Payments and Benefits	Termination(1)	Termination at Will(2)	Death or Disability(3)	Cause(4)	Termination following a Change of Control(5)
Manager’s insurance(6)	$51,007	$51,007	$51,007	$51,007	$51,007
Contractual severance (7)	—	—	$42,571	—	—
Statutory severance(8)	$ 97,895	$97,895	$97,895	$97,895	$97,895
Vacation(9)	$13,171	$13,171	$13,171	$13,171	$13,171
Continuing education fund(10)	$26,433	$26,433	$26,433	$26,433	$26,433
Advance notice(11)	$41,571	$41,571	—	—	$55,428

(1)	According to Mr. Steinberg’s employment agreement, we may terminate his employment without cause, at any time, upon three months notice.
(2)
According to Mr. Steinberg’s employment agreement, he may terminate his employment, at any time, upon three months notice. With respect to Termination at Will by Mr. Steinberg, we are not legally required to release to Mr. Steinberg the monies deposited in the fund which secure payment of statutory severance obligations, however, it would be customary to release such funds.

(3)
“Disability” is defined in Mr. Steinberg’s employment agreement as any case in which he is unable, due to any physical or mental disease or condition, to perform his normal duties of employment for 120 consecutive days or 180 days in any twelve-month period. According to Mr. Steinberg’s employment agreement, if his employment terminates due to death or disability, he or his heirs, as the case may be, will be entitled to continue to receive his annual salary for three months following his last day of employment. Such amount shall be in addition to any payment he is entitled to receive pursuant to any statutory severance arrangement.

(4)
“Cause” is defined in Mr. Steinberg’s employment as the occurrence of any one or more of the following: (i) Mr. Steinberg’s act of fraud, dishonesty or willful misconduct; (ii) Mr. Steinberg’s material breach of his confidentiality or non-competition obligations set forth in his employment agreement; (iii) Mr. Steinberg’s material breach of any other provision in his employment agreement, including but not limited to his habitual neglect or gross failure to perform the duties of his position or any other contractual or fiduciary duty owed to us; or (iv) Mr. Steinberg’s conviction of a criminal offense involving fraud, embezzlement or dishonesty.

(5)
“Change of Control” is defined in Mr. Steinberg’s employment agreement as (a) the consummation of a merger or consolidation of us with or into another entity or any other corporate reorganization, if persons who were not our stockholders immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of the (i) continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (b) the sale, transfer or other disposition of all or substantially all of our assets. According to Mr. Steinberg’s employment agreement, a “Change of Control” shall not be deemed to have occurred as a consequence of the initial public offering of our securities.

(6)
Payments to Managers’ Insurance, a benefit customarily given to executives in Israel, though given by us to all our employees, amount to up to 15.83% of Mr. Steinberg’s base salary, consisting of 8.33% for payments made to a fund to secure payment of statutory severance obligations, 5% towards pension and up to 2.5% for disability. The Manager’s Insurance fund amounts reflected in the table represent only the 5% towards pension. These amounts do not include (i) the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 31, 2009, which funds are reflected in the table under the “Statutory Severance” heading, and (ii) payments for disability.

(7)
According to Mr. Steinberg’s employment agreement, if his employment terminates due to death or disability, he or his heirs, as the case may be, will be entitled to continue to receive his annual salary for three months following his last day of employment. Except for the foregoing, Mr. Steinberg is not entitled to any other contractual severance amounts.

(8)
Pursuant to Israeli law, employees terminated other than “for cause” receive statutory severance in the amount of one month’s base salary for each year of work, according to their salary rate at the date of termination (see footnote 6 above).

(9)
As of December 31, 2009, Mr. Steinberg was entitled to 17.17 annual vacation days. A maximum of 20 days of unused paid vacation days may be carried over from year to year by Mr. Steinberg. At the end of each calendar year, all unused vacation days in excess of 20, are automatically forfeited.

(10)
Pursuant to Mr. Steinberg’s employment agreement, we must contribute an amount equal to 7.5% of Mr. Steinberg’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. We make these deposits on a monthly basis. At December 31, 2009, the ceiling then in effect was NIS 15,712 (approximately $4,220). According to Israeli law, Mr. Steinberg is entitled to redeem his continuing education fund once every six years, independent of his status of employment with us and he has discretion over the type of fund in which the deposits are invested. The amount set forth in the table reflects the total sum we deposited on behalf of Mr. Steinberg since the beginning of his employment with us.

(11)
Pursuant to Mr. Steinberg’s employment agreement, he may voluntarily terminate his employment with us upon no less than ninety days’ prior written notice, for any reason. We shall have the right to require Mr. Steinberg to continue working during any notice period. Should Mr. Steinberg’s employment be terminated without cause at any time during a period of 12 months subsequent to the effective date of a Change of Control, he will be entitled to 4 months written notice.

Bruce D. Smith

The following table describes the potential payments and benefits upon employment termination for Bruce D. Smith, our Chief Strategic Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2009 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below:

Payments and Benefits	Termination(1)	Termination at Will(2)	Death or Disability(3)	Cause(4)	Termination following a Change of Control(5)
401(k)(6)	$30,323	$30,323	$30,323	$30,323	$30,323
Vacation(7)	$17,154	$17,154	$17,154	$17,154	$17,154
Advance notice(8)	$59,400	$59,400	—	—	$59,400

(1)	According to Mr. Smith’s employment agreement, we may terminate his employment without cause, at any time, upon three months notice.
(2)	According to Mr. Smith’s employment agreement, he may terminate his employment, at any time, upon three months notice.
(3)
According to Mr. Smith’s employment agreement, we may terminate his employment if he has been unable to perform the material duties of his employment due to a disability which (i) continues for more than 90 days and (ii) cannot be reasonably accommodated.

(4)
“Cause” is defined in Mr. Smith’s employment agreement as the occurrence of any one or more of the following: (i) Mr. Smith’s act of fraud or dishonesty or gross negligence; (ii) Mr. Smith’s willful misconduct which materially injures us (iii) Mr. Smith’s conviction by, or entry or a plea of guilty or nolo contendre in, a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction involved, or (iv) a material breach by Mr. Smith of any other provision hereof, including but not limited to, the habitual neglect or gross failure by Mr. Smith to adequately perform the duties of his position, or of any other contractual or legal fiduciary duty to us.

(5)
“Change of Control” is defined in Mr. Smith’s employment agreement as: (a) the consummation of a merger or consolidation of us with or into another entity or any other corporate reorganization, if persons who were not our stockholders immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of the (i) continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (b) the sale, transfer or other disposition of all or substantially all of our assets. A Change of Control shall not be deemed to have occurred as a consequence of a secondary offering.

(6)
We provide all U.S. employees the opportunity to participate in a 401(k) plan. Under the 401(k) plan we provide a contribution of 3%. The executive officers participate in the 401(k) plan on the same terms as other eligible employees.

(7)
As of December 31, 2009, Mr. Smith was entitled to 15.65 annual vacation days. A maximum of 20 days of unused paid vacation days may be carried over from year to year by Mr. Smith. At the end of each calendar year, all unused vacation days in excess of 20, are automatically forfeited.

(8)
Pursuant to Mr. Smith’s employment agreement, he may voluntarily terminate his employment with us upon no less than ninety days’ prior written notice, for any reason. We shall have the right to require Mr. Smith to continue working during any notice period.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Robert S. Rosenschein	241,964	—	5.06	January 8, 2014
	78,333	1,667 (1)	13.75	January 30, 2012
	17,187	7,813 (2)	11.61	March 5, 2013
	7,083	12,917 (3)	2.95	July 14, 2014
	5,625	12,375 (4)	5.77	September 9, 2014
	—	32,000 (5)	7.91	September 9, 2015

Steven Steinberg	10,861	—	11.51	August 5, 2013
	13,186	—	2.76	August 5, 2013
	26,353	—	5.25	November 9, 2014
	53,854	1,146 (1)	13.75	January 30, 2012
	14,781	6,719 (2)	11.61	March 5, 2013
	6,375	11,625 (3)	2.95	July 14, 2014
	4,375	9,625 (4)	5.77	September 9, 2014
	—	25,000 (5)	7.91	September 9, 2015

Bruce D. Smith	75,000	—	15.35	July 27, 2015
	14,687	313 (1)	13.75	January 30, 2012
	13,125	1,875 (6)	9.65	June 21, 2012
	14,781	6,719 (2)	11.61	March 5, 2013
	6,445	11,755 (3)	2.95	July 14, 2014
	5,000	11,000 (4)	5.77	September 9, 2014
	—	29,000(5)	7.91	September 9, 2015

(1)	Continued to vest monthly in equal installments through January 30, 2010
(2)	Continues to vest monthly in equal installments through March 5, 2011
(3)	Continues to vest monthly in equal installments through July 14, 2012
(4)	Continues to vest monthly in equal installments through September 9, 2012
(5)
25% of the grant will be exercisable on September 9, 2010; 1/36 of the remainder exercisable on each of the following 36 monthly anniversaries. Continues to vest monthly in equal installments through June 21

 (6)  Continued to vest monthly in equal installments through June 21, 2010

Option Grant Practice

The Compensation Committee has delegated the authority to make initial option grants to new employees (within an approved range) to executive management. During 2009, initial option grants that were within executive management’s approved range were granted quarterly, on March 30, June 29 and September 28. According to our revised practice, we execute the grants on the 20th of the last month of each calendar quarter. If the 20th of the last month of a quarter falls on a Friday, Saturday or Sunday, US official holiday or Israel official holiday, the meeting approving the grant is postponed to the following business day of both the Israel and US offices. Options are granted at 100% of the closing sales price of our stock on the last market trading date prior to the grant date.

We did not have any initial hire grants that were above executive management’s approved range. In the event such a case was to occur in the future, such grants would be approved by the Compensation Committee with the grant date being the day after the first day of service and the exercise price being the closing sale price on the last market trading day prior to the grant date. For annual option grants to all employees, the Compensation Committee must review and submit its approval. It is the Board of Directors’ practice to approve the Compensation Committee’s option grants.  In 2009, these grants were made on September 9, 2009.

Mr. Rosenschein received an option grant to purchase 32,000 shares of our common stock on September 9, 2009, with an exercise price of $7.91 per share, based on the NASDAQ closing price on September 8, 2009. Mr. Steinberg received an option grant to purchase 25,000 shares of our common stock on September 9, 2009, with an exercise price of $7.91 per share, based on the NASDAQ closing price on September 8, 2009. Mr. Smith received an option grant to purchase 29,000 shares of our common stock on September 9, 2009, with an exercise price of $7.91 per share, based on the NASDAQ closing price on September 8, 2009. 25% of the options granted to Messrs. Rosenschein, Steinberg and Smith will vest after one year from the date of grant and 1/36th of the options vest in equal monthly installments thereafter. These options were granted under the Company’s 2005 Incentive Compensation Plan.

We do not time the granting of our options with any favorable or unfavorable news released by us. The initial grants are based on the timing of the quarterly pre-determined end-of-quarter dates. Proximity of any awards to an earnings announcement or other market events is coincidental.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Tax and Accounting Considerations

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the three other most highly compensated executive officers holding office at the end of any year (except for our Chief Financial Officer) to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under our 1999 Stock Option Plan, the 2000 Stock Plan, the 2003 Stock Plan, the 2004 Stock Plan and the 2005 Incentive Compensation Plan generally qualify for an exemption from these restrictions imposed by Section 162(m). In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility, in particular in light of the recent IRS Revenue Ruling 2008-13.

Accounting for Stock-Based Compensation.  On January 1, 2006, we began accounting for stock-based payments including our stock option program in accordance with the requirements of FASB Statement 123(R).

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and our two other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, our named executive officers) for fiscal year 2009.

Name & Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)*	All Other Compensation($)(4)		Total ($)

Robert S. Rosenschein(1)	2009	256,044	(5)	26,700	140,352	60,332	(6)	483,428
Chief Executive Officer	2008	257,020	(5)	—	102,483	58,211	(7)	417,714
and Chairman

Steven Steinberg(2)	2009	159,620	(5)	26,700	109,650	45,983	(8)	341,953
Chief Financial Officer	2008	173,087	(5)	—	84,257	48,419	(9)	305,763

Bruce D. Smith(3)	2009	240,072		26,700	127,194	35,934	(10)	429,900
Chief Strategic Officer	2008	223,200		—	91,882	32,428	(10)	347,510

*	Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718.
(1)	Mr. Rosenschein founded our company and was appointed our Chief Executive Officer in May 2001.
(2)	Mr. Steinberg joined us in December 2002 and was appointed our Chief Financial Officer in January 2004.
(3)	Mr. Smith joined us as Vice President of Investor Relations and Strategic Development in July 2005 and was promoted to Chief Strategic Officer in June 2007.
(4)
With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and unless expressly stated otherwise in a footnote below, none of the named executive officers received other compensation, perquisites and/or personal benefits in excess of $10,000.

(5)	Does not include benefit associated with possession of company-leased vehicle.
(6)
Includes contributions to continued education fund (Keren Hishtalmut) in the amount of $3,595; contributions to retirement plan feature of Managers’ Insurance (Kupat Gemel), statutory severance payments (Pitzuei Piturin) and contributions made for disability insurance Ovdan Kosher Avoda) in the amount of $35,947; contributions towards statutory national insurance (Bituach Leumi) in the amount of $8,755; and payments associated with possession of company-leased vehicle in the amount of $10,802.

(7)
Includes contributions to continued education fund (Keren Hishtalmut) in the amount of $3,940; contributions to retirement plan feature of Managers’ Insurance (Kupat Gemel), statutory severance payments (Pitzuei Piturin) and contributions made for disability insurance Ovdan Kosher Avoda) in the amount of $35,836; contributions towards statutory national insurance (Bituach Leumi) in the amount of $6,431; and payments associated with possession of company-leased vehicle in the amount of $10,800.

(8)
Includes contributions to continued education fund (Keren Hishtalmut) in the amount of $3,595; contributions to retirement plan feature of Managers’ Insurance (Kupat Gemel), statutory severance payments (Pitzuei Piturin) and contributions made for disability insurance Ovdan Kosher Avoda) in the amount of $24,355; contributions towards statutory national insurance (Bituach Leumi) in the amount of $7,332; and payments associated with possession of company-leased vehicle in the amount of $9,429.

(9)
Includes contributions to continued education fund (Keren Hishtalmut) in the amount of $3,940; contributions to retirement plan feature of Managers’ Insurance (Kupat Gemel), statutory severance payments (Pitzuei Piturin) and contributions made for disability insurance Ovdan Kosher Avoda) in the amount of $26,043; contributions towards statutory national insurance (Bituach Leumi) in the amount of $6,431; and payments associated with possession of company-leased vehicle in the amount of $10,800.

(10)	Includes payments made on account of medical insurance, short and long term disability, life insurance and 4% contributions to 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Robert S. Rosenschein	241,964	—	5.06	January 8, 2014
	78,333	1,667 (1)	13.75	January 30, 2012
	17,187	7,813 (2)	11.61	March 5, 2013
	7,083	12,917 (3)	2.95	July 14, 2014
	5,625	12,375 (4)	5.77	September 9, 2014
	—	32,000 (5)	7.91	September 9, 2015

Steven Steinberg	10,861	—	11.51	August 5, 2013
	13,186	—	2.76	August 5, 2013
	26,353	—	5.25	November 9, 2014
	53,854	1,146 (1)	13.75	January 30, 2012
	14,781	6,719 (2)	11.61	March 5, 2013
	6,375	11,625 (3)	2.95	July 14, 2014
	4,375	9,625 (4)	5.77	September 9, 2014
	—	25,000 (5)	7.91	September 9, 2015

Bruce D. Smith	75,000	—	15.35	July 27, 2015
	14,687	313 (1)	13.75	January 30, 2012
	13,125	1,875 (6)	9.65	June 21, 2012
	14,781	6,719 (2)	11.61	March 5, 2013
	6,445	11,755 (3)	2.95	July 14, 2014
	5,000	11,000 (4)	5.77	September 9, 2014
	—	29,000(5)	7.91	September 9, 2015

Certain Relationships and Related Transactions

There have been no transactions, or proposed transactions, during the last two years, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of our common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

Any future transactions with officers, directors or 5% stockholders will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors who have access to our counsel or independent legal counsel at our expense.

Equity Compensation Plan Information

The following table sets forth certain information at December 31, 2009 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

	No. of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,316,088	$8.80	379,255
Equity compensation plans not approved by security holders	—	—	—

Total	2,316,088		379,255

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms received, we believe that during 2009, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

None of our executive officers serves as a member of the board of directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our board of directors or Compensation Committee. No member of our Compensation Committee during fiscal year 2009 was an officer or employee of our company.

HOUSEHOLDING

If you and other persons in your household own shares of our Common Stock as the beneficial owner, your broker or bank may have given notice that your household will receive only one copy of our annual report and proxy statement. This practice is known as “householding.” Unless you responded to that notice that you did not wish to participate in householding, you would be deemed to have consented to participating, and only one copy of our Annual Report and Proxy Statement would be sent to your address (however, each shareholder would continue to receive a separate proxy card). This procedure reduces our printing costs and postage fees. Any stockholder who wishes to receive his or her own set of our Annual Reports and Proxy Statements, or who shares an address with another stockholder of Answers Corporation and together would like to receive only one set of annual disclosure documents, should contact us at 237 West 35th Street, Suite 1001, New York, NY 10001, Attention: Corporate Secretary, being sure to supply the names of all stockholders at the same address, the name of the bank or brokerage firm, and the account number(s). You can also reach us at (646) 502-4780. The revocation of a consent to householding should be effective 30 days after the notice is received.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF THE COMPANY'S STOCKHOLDERS

We have an advance notice provision under our bylaws for stockholder business to be presented at annual meetings of stockholders. Such provision states that in order for stockholder business to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 75 days nor more than 90 days prior to the date of the annual meeting; provided, however, that if less than 75 days’ prior notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (1) the day on which such notice of meeting was mailed or (2) the day on which such public disclosure was made.

The Company’s stockholders may submit for inclusion in the Company’s proxy statement for the 2011 annual meeting of stockholders proposals on matters appropriate for stockholder action consistent with Rule 14a-8 promulgated under the Exchange Act. In addition, with respect to director nominations, stockholders must adhere to the Company’s Procedures for the Recommendation by Stockholders of Director Candidates (see Appendix A attached to this Proxy Statement). Answers must receive proposals that stockholders seek to include in the proxy statement for the Company’s 2011 annual meeting by no later than January 31, 2011. If next year’s annual meeting is held on a date more than 30 calendar days prior to September 9, 2011, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting.

OTHER MATTERS

Our board of directors does not intend to bring any matters before the Annual Meeting other than those matters set forth herein and, as of the date of this proxy statement, does not know of any matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote those proxies on such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

Answers Corporation is subject to the informational requirements of the SEC and files reports and other information with the SEC. Reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the the SEC’s public reference rooms. The SEC also maintains a site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The Internet address of the SEC’s web site is www.sec.gov.

ANNEX A

ANSWERS CORPORATION

Procedures for the Recommendation by Stockholders of Director Candidates

The Nominating / Corporate Governance Committee (the “Committee”) of Answers Corporation (the “Company”) will consider director candidates recommended by any stockholder provided such recommendations are submitted in accordance with the procedures set forth below.

1.
The Committee will only consider director candidates recommended by any stockholder who has continuously held at least 1% of the Company’s voting securities (either directly or as part of a group) for at least one year prior to the date such stockholder’s written recommendation was submitted to the Company.

2.	The Committee will only consider recommendations it receives by no later than January 31st of any given year.

3.
In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors of the Company (the “Board”) has determined that stockholders who wish to recommend director candidates for consideration by the Committee must comply with the following:

a.	The recommendation must be made in writing to the Company’s corporate secretary, Answers Corporation, 237 West 35th Street, Suite 1101, New York, New York 10001;

b.
The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and appropriate evidence of the recommending stockholder’s requisite ownership of the Company’s common stock;

c.
The recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, and personal references;

d.
The recommendation shall also contain a statement as to whether, in the view of the recommending stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company; and

e.
A statement from the recommended candidate indicating that such person (i) is interested in being a Board candidate, (ii) is not prevented for any reason whatsoever form serving on the Board and (iii) could be considered “independent” under the Rules and Regulations of Nasdaq and the Securities and Exchange Commission, as in effect at that time.

4.
The Committee, according to the criteria discussed above and in the same manner as with all other director candidates, will evaluate all candidates submitted by stockholders. The Committee will advise the recommending stockholder of its final decision.